Exhibit 10.11

POWERSCOURT OFFICE BUILDING

LEASE

THIS LEASE is made between the Landlord and Tenant hereinafter identified in Paragraph 1(b) and 1(c) hereof, respectively, and constitutes a Lease between the parties of the “demised premises” in the “Building” as defined in Paragraph 2 hereof on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

W I T N E S E T H:

BASE LEASE PROVISIONS

1.                                      The following are certain lease provisions, which are part of, and in certain instances referred to in subsequent provisions of, this Lease.

(a) Date of Lease:		May 18, 2016

(b) Landlord:		North Laurel Project, LLC

(c) Tenant:		Gemphire Therapeutics Inc.

(d) Demised Premises:	Suite 401	5,311 Rentable Sq. Ft.

(e) Commencement Date:		August 1, 2016

(f) Expiration Date:		July 31, 2019

(g) Rent:

Year 1:	8/1/2016 — 7/31/2017	$19.00 per Rentable Sq. Ft.

Year 2:	8/1/2017 — 7/31/2018	$19.50 per Rentable Sq. Ft.

Year 3:	8/1/2018 — 7/31/2019	$20.00 per Rentable Sq. Ft.

(h) Provided there are no events of default, Tenant has, with six months written notice to Landlord, option to extend this Lease an additional two years, as follows:

Year 4:	8/1/2019 — 7/31/2020	$20.50 per Rentable Sq. Ft.

Year 5:	8/1/2020 — 7/31/2021	$21.00 per Rentable Sq. Ft.

(i) Tenant will pay suite electric upon occupancy

(j) Base Taxes:		$ 1.48 per sq.ft.

(k) Tenant’s Share:		4.72%

(l) Tenant’s Address for Notices:

Gemphire Therapeutics Inc.
17199 N. Laurel Park Drive, Ste. 401
Livonia, MI 48152

(m) Landlord’s Address for Notices:

North Laurel Project, LLC.
37000 Grand River, Ste. 360
Farmington Hills, MI. 483
248 476 3700

(n) Deposit:		$8,060.75

(o)                                 The first month’s rent and security deposit are due upon signing of the lease. An additional amount of $75,000, equal to 9.3 months of prepaid rent, will be due at signing and will remain as prepaid rent until such time as Tenant closes an equity financing of not less than $10 million, at which time the prepaid rent will then be applied to the immediate subsequent monthly rents until the $8,060.75 security deposit remains on deposit. In the event tenant fails to close on an equity financing of at least $10 million during the term of the lease, the prepaid rent will be applied to final months of the lease period.

DEMISED PREMISES

2.                                      (a)  Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, does hereby lease unto Tenant premises situated in the City of Livonia, County of Wayne and State of Michigan, described in Paragraph 1(d) hereof, in that certain office building, the address of which is 17199 North Laurel Park Drive, Livonia Michigan, (hereinafter referred to as the “Building”) as shown on the floor plan, Exhibit “A” hereto, (hereinafter referred to as the “demised premises”), together with the non-exclusive right and easement to use the parking and common facilities which may from time to time be furnished by Landlord in common with Landlord and the Tenants and occupants (their agents, employees, customers and invitees) of the Building.  Landlord reserves the right to designate certain parking areas for the exclusive use of designated Tenants.

(b)  Landlord shall renovate/build out the demised premises in accordance with the provisions of Exhibit “A” hereto.  If Tenant shall be responsible for the payment of any amounts to Landlord pursuant to the provisions of Exhibit “A”, Tenant shall pay the same prior to Landlord’s commencing such work and within (10) days after receipt of an invoice therefore.

TERM

3.                                      (a) The term of this Lease shall commence on the commencement date set forth in Paragraph 1(e) hereof and expire on the expiration date set forth in Paragraph 1(f) hereof, fully to be completed and ended.  In the event Landlord fails to deliver the demised premises on the commencement date because the demised premises are not then ready for occupancy, or because the previous occupant of said premises is holding over, or for any other cause beyond Landlord’s control, Landlord shall not be liable to Tenant for any damages as a result of Landlord’s delay in delivering the demised premises, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder, and the commencement date of this lease shall be postponed until such time as the demised premises are ready for Tenant’s occupancy. The demised premises shall be deemed ready for occupancy upon Landlord notifying Tenant that Landlord has substantially completed the improvements to the demised premises set forth on Exhibit “B” hereto.

(b)  Tenant shall furnish Landlord, from time to time upon request a letter addressed to Landlord or its mortgagee or a potential mortgagee or purchaser of the Building stating that:  Tenant has accepted the demised premises for occupancy; the demised premises have been completed as herein required, and setting forth the commencement date (as the same may have been extended) and expiration date of this Lease and such other information as either Landlord or the mortgagee, potential mortgagee or purchaser of the Building shall request.

RENT

4.                                      (a)  Tenant shall pay to Landlord as rent for the demised premises during each year of the term of this Lease the sums set forth in Paragraph 1 (g) hereof.  Such rent shall be paid upon THE FIRST DAY OF EACH MONTH throughout the term of this Lease; provided, however, that if the lease term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, the rental for such first or last fractional month shall be such portion of the monthly rental then in effect as the number of days in such fractional month bears to the total number of days in the calendar month.

(b)  Tenant shall pay as additional rent any money and charges required to be paid by Tenant pursuant to the terms of this Lease, whether or not the same may be designated “additional rent”.

(c)  All amounts payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the date due until paid at the rate of two percent (2%) in excess of the “prime rate” published from time to time in the Wall Street Journal.

USE AND OCCUPANCY

5.                                      During the continuation of this Lease, the demised premises shall be used and occupied for office and incidental purposes and for no other purposes without the written consent of Landlord.  Tenant shall not conduct its business in a manner which will cause an increase in fire and extended coverage insurance premiums for the demised premises or Building.  Tenant shall not use the demised premises for any purpose in violation of any law, municipal ordinance, or regulation, nor shall Tenant perform any acts or carry on any practices which may injure the demised premises or the Building or be a nuisance, disturbance, or menace to the other tenants of the Building.  Tenant shall not cause or permit the use, generation, storage or disposal in or about the demised premises of the Building of any substances, materials or wastes subject to regulation under federal, state or local laws from time to time in effect concerning hazardous, toxic or radioactive materials, unless Tenant shall have received Landlord’s prior written consent, which Landlord may withhold or at any time revoke in its sole and absolute discretion.  Upon breach of this agreement, Landlord shall have the right to terminate this Lease forthwith and to reenter and repossess the demised premises, but Landlord’s right to damages will survive.

UTILITIES AND SERVICES

6        (a) Landlord shall furnish the demised premises with water, heat, air conditioning, electricity, elevator service, sewerage, and janitorial services as may be required, in the sole judgment of Landlord, for the comfortable use and occupancy of the demised premises.  Such heat and air conditioning shall be provided during the hours from 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturdays (in each case excluding holidays) and if such heat and air conditioning are furnished to or consumed by Tenant during other hours, Landlord may impose a reasonable uniform charge therefore.  Landlord shall not be liable or responsible for any interruption in such utilities or other services due to causes beyond Landlord’s reasonable control or for interruptions in connection with the making of repairs or improvements to the demised premises or the Building, nor shall such interruption be deemed an actual or constructive eviction or partial eviction or result in an abatement of rental.  Notwithstanding the provisions of this Paragraph 6(a), Landlord shall not be required to provide ventilation and air conditioning to the demised premises as herein provided if Tenant shall utilize in the demised premises heat generating equipment or lighting other than building standard lights which affect the temperature otherwise maintained by the air conditioning system or if the demised premises are occupied by a number of persons in excess of the design criteria of the air-conditioning system.

(b) Electricity shall be used only for purposes of illumination and ordinary office purposes, and for such purposes contemplated in Tenant’s space plan. Tenant shall not, without the written consent of Landlord, use any apparatus or device in the building, which will in any way increase the amount of water, heat, or air conditioning customarily required for ordinary office purposes.  In the event Tenant requires additional water, heat or air conditioning for extraordinary purposes as determined by Landlord, Landlord may then furnish such additional utility services at Tenant’s sole cost and expense.

(c)  Landlord shall charge Tenant monthly for electrical services supplied to the Premises. Landlord shall install individual electric meters and charge Tenant for its metered electrical use at the applicable General Service Rate then in effect as prescribed by the proper regulatory authorities. If the premises are less than 1500 measured square feet, Landlord may, in lieu of installing an electrical meter, estimate Tenant’s electrical usage billings on the basis of the estimated electrical usage.

The amounts payable by Tenant to Landlord for electrical usage or for charges made by Landlord shall be considered as additional rent under this Lease (“Additional Rent”) and any default in payment of the Additional Rent shall entitle Landlord to utilize the remedies available for non-payment for rent.

REPAIRS

7.                                      (a) Landlord shall make all necessary repairs and replacements to the Building and to the common areas, including parking areas, heating, air conditioning and electrical systems located therein, and Landlord shall also make all repairs to the demised premises which are structural in nature or required due to fire, casualty, or other act of God; provided, however, that Tenant shall make all repairs and replacements arising from its act, neglect or default.  Except as provided above, Tenant shall keep the demised premises in good repair, including any special equipment installed in the demised premises (such as, but not limited to, air conditioners, transformers and plumbing), whether installed by Landlord or Tenant, and Tenant shall upon the expiration of the term of this Lease, yield and deliver up the demised premises in like condition as when taken, reasonable use and wear thereof and repairs required to be made by Landlord excepted.

(b)  In the event that Landlord shall deem it necessary or be required by any governmental authority to repair, alter, remove, reconstruct or improve any part of the demised premises or of the Building (unless the same result from Tenant’s act, neglect, default or mode of operation in which event Tenant shall make all such repairs, alterations and improvements), then the same shall be made by Landlord with reasonable dispatch, and should the making of such repairs, alterations or improvements cause any interference with Tenant’s use of the demised premises, such interference shall not relieve Tenant from the performance of its obligations hereunder nor shall such interference be deemed an actual or constructive eviction or partial eviction or result in an abatement of rental.  Notwithstanding the foregoing, Tenant shall, at its own cost and expense, make all repairs and provide all maintenance in connection with any alterations, additions or improvements made by Tenant pursuant to Paragraph 8 hereof.

ALTERATIONS

8.                                      Tenant shall not make any alterations, additions or improvements to the demised premises (whether or not the same may be structural in nature) without Landlord’s prior written consent, and all alterations, additions, or improvements made by either party hereto to the demised premises, including wiring, cables, risers and similar installations, except movable office furniture and equipment installed at Tenant’s expense, shall be the property of Landlord and remain upon and be surrendered with the demised premises at the expiration of the term hereof; provided, however, that Landlord may require Tenant to remove any additions made by Tenant to the demised premises, including wiring, cables, risers and similar installations and to repair any damage caused by such removal, and provided further, that if Tenant has not removed its property and equipment within ten (10) days after the expiration or termination of this Lease, Landlord may elect to retain the same as abandoned property or remove same and charge the expense of removal against the Tenant, and if the Tenant does not reimburse the Landlord for said expense, the Landlord may apply all or any portion of Tenant’s Security Deposit toward the payment thereof.  Tenant shall only use contractors approved by Landlord for the permitted alternations to the demised premises and shall not permit any construction liens to be placed or remain upon the demised premises.

ASSIGNMENT AND SUBLETTING

9.                                      (a) Tenant covenants not to assign or transfer this Lease or hypothecates or mortgages the same or sublet the demised premises or any part thereof without the prior written consent of Landlord, which shall not be unreasonably withheld, but in the event of any such assignment or transfer, Tenant shall remain fully liable to perform all of its obligations under this Lease.  Any assignment, transfer (including transfers by operation of law or otherwise), hypothecation, mortgage, or subletting without such written consent shall give Landlord the right to terminate this Lease and to reenter and repossess the demised premises but Landlord’s right to damages shall survive.  No consent by Landlord to any assignment, transfer, hypothecation, mortgage or subletting on any one occasion shall be deemed a consent to any subsequent assignment, transfer, hypothecation, mortgage or subletting by Tenant or by any successors, assigns, transferees, mortgagees or sub lessees of Tenant.

(b)  If at any time or from time to time during the term of this Lease, Tenant desires to sublet all or any part of the demised premises or to assign this Lease, Tenant shall give notice to Landlord setting forth the proposed subtenant or assignee, the terms of the proposed subletting and the space so proposed to be sublet or the terms of the proposed assignment, as the case may be.  Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant’s notice is given, (i) if Tenant’s request relates to a subletting, either to sublet from Tenant such space at the rental and other terms set forth in Tenant’s notice, or, if the proposed subletting is for the entire demised premises for the balance of the term, to terminate this Lease, or (ii) if Tenant’s request relates to an assignment, either to have this Lease assigned to Landlord or to terminate this Lease.  If Landlord does not exercise such option, Tenant shall be free for a period of one hundred eighty (180) days thereafter to sublet such space or to assign this Lease to such third party if and only if Landlord shall consent thereto, provided that the sublease or assignment shall be on the same terms set forth in the notice given to Landlord and that the rental to such subtenant as assignee shall not be less than the then market rate for such premises.

(c)  In the event Tenant shall so sublet a portion of the demised premises, or assign this Lease, all of the sums or other economic consideration received by Tenant as a result of such subletting or assignment whether denominated rentals or otherwise, under the sublease or assignment, which exceed in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the demised premises subject to such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

(d) Sublease fee.

If the Tenant intends to sublease all or part of the space, and Tenant requests Landlords assistance in providing a Sub-Tenant and Landlord does in fact provide and acceptable Sub-Tenant, Tenant will pay Landlord a leasing fee of 5% of the rent negotiated between Tenant and Sub-Tenant upon execution of the sublease agreement.

INSURANCE AND INDEMNIFICATION

10.                               Tenant shall indemnify and hold Landlord harmless from any liability for damages to any person or property in, on or about the demised premises, which shall include all common areas and grounds, from any cause whatsoever, and Tenant shall procure and keep in effect during the entire term hereof public liability and property damage insurance protecting Landlord and Tenant from all causes including their own negligence, having as limits of liability Two Million Dollars ($2,000,000.00) for damages resulting from one occurrence, and Two Hundred Fifty Thousand Dollars ($250,000.00) for property damage resulting from any one occurrence.  Tenant shall deliver policies of such insurance or certificates thereof to Landlord and such policies shall not be cancelable without thirty (30) days’ written notice to Landlord.  In the event Tenant shall fail to procure such insurance, Landlord may at its option procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent upon receipt by Tenant of bills therefore.

FIRE

11.                               (a) In the event the demised premises are damaged or destroyed in whole or in part by fire or other insured casualty during the term hereof, Landlord shall, at its own cost and expense, repair and restore the same to tenantable condition with reasonable dispatch, and the rent herein provided shall be reduced in direct proportion to the amount of the demised premises so damaged or destroyed until such time as the demised premises are restored to tenantable condition.  If the demised premises cannot be restored to tenantable condition within a period of one hundred fifty (150) days, Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other (Tenant’s cancellation notice shall be given within 30 days after receipt of written notice from Landlord that the demised premises cannot be timely restored), and any rent paid for any period in advance of the date of such damage and destruction shall be refunded to Tenant.  If the demised premises are damaged due to fire or other casualty Tenant shall at its own cost and expense remove such of its furniture and other belongings from the demised premises as Landlord shall require in order to repair and restore the demised premises.  Landlord shall use reasonable discretion as to the extent of the untenantability of the demised premises and of the time required for the repair and rebuilding of the same and no such damage or untenantability shall be deemed either an actual or constructive eviction or result in an abatement of rent (except as provided herein for insured casualties).

(b)  In the event the Building is destroyed to the extent of more than one-half of the then value thereof, Landlord shall have the right to terminate this Lease upon written notice to Tenant, in which event any rent paid in advance of the date of such destruction shall be refunded to Tenant.

(c)  Tenant shall procure and keep in effect fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) for the full replacement cost of Tenant’s trade fixtures, equipment, and personal property and leasehold improvements.

(d)  Landlord and Tenant do each hereby release the other from any liability resulting from damage by fire or any other peril covered by extended coverage insurance with waiver of subrogation normally available in the State of Michigan irrespective of the cause therefore; provided, however, that if any increase in premium is required for such waiver of subrogation, the other party will pay such increase or the waiver will not be furnished.

EMINENT DOMAIN

12.                               If the whole or any substantial part of the demised premises or the Building shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease on the part so taken on the date possession of that part shall be required for public use, and any rent paid in advance of such date shall be refunded to Tenant, and Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other, which notice shall be delivered within thirty (30) days following the date notice is received of such taking.  In the event that neither party hereto shall terminate this Lease, Landlord shall, to the extent the proceeds of the condemnation award (other than any proceeds awarded for the value of any land taken) are available, make all necessary repairs to the demised premises and the Building to render and restore the same to a complete architectural unit and Tenant shall continue in possession of the portion of the demised premises not taken under the power of eminent domain, under the same terms and conditions as are herein provided, except that the rent reserved herein shall be reduced in direct proportion to the amount of the demised premises so taken.  All damages awarded for taking shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the demised premises; provided, however, Landlord shall not be entitled to any portion of the award made to Tenant for removal and reinstallation of trade fixtures, loss of business, or moving expenses.

RULES AND REGULATIONS

13.                               The rules and regulations set forth on Exhibit C hereto, together with such other reasonable rules and regulations as Landlord shall make from time to time which are of uniform applicability to all tenants of the Building and of which Tenant shall have received notice, shall be binding upon Tenant and are hereby expressly made a part of this Lease.

TAXES

14.                               (a) For purposes of this Lease, the following terms shall have the following meanings:

(i) The term “Taxes” shall mean the amount incurred by Landlord of all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Building and appurtenant facilities, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction.  Taxes shall also include the Michigan Single Business Tax relating to all rentals from the Building, including pursuant to this Lease and all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to , all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Building and appurtenant facilities, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder.  Taxes shall include any expenses incurred by Landlord in determining or attempting to obtain a reduction of Taxes.

(ii) The term “Base Taxes” shall mean the amount per square foot set forth in Paragraph 1(h) hereof multiplied by the aggregate leasable square foot area of the Building.

(iii) The term “Additional Taxes” shall mean the total dollar increase, if any, over the base taxes paid or incurred by Landlord in the respective calendar year.

(iv) The term “Tenant’s Share” shall mean the percentage set forth in paragraph 1(i) hereof.  Tenant’s Share has been computed on the basis of the square foot area of the demised premises divided by the total leasable square foot area of the Building (including the demised premises).

(b)  Tenant shall pay to Landlord as additional rental Tenant’s Share of Additional Taxes in the manner and at the times herein provided.

(i)  Prior to the commencement date and prior to the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord’s estimate of Tenant’s Share of Additional Taxes for the ensuing calendar year.  On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amount, provided that until such notice is given with respect to the ensuing calendar year, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given.  If at any time or times (including, without limitation, upon Tenant taking occupancy of the demised premises) it appears to Landlord that Tenant’s Share of Additional Taxes for the then current calendar year will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon revised estimate.

(ii)  Within ninety (90) days after the close of each calendar year, or as soon after such ninety (90) day period is practicable, Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant’s Share of Additional Taxes for such calendar year and such statements shall be final and binding upon Landlord and Tenant. If on the basis of such statement, Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) due from Tenant to Landlord of Additional Taxes.  If on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within ten (10) days after delivery of such statement.

(iii)  If this Lease shall commence on a day other than the first day of a calendar year or terminate on a day other than the last day of a calendar year, Tenant’s Share of Additional Taxes that is applicable to the calendar year in which such commencement or termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the term of this Lease.

(c)  In addition to the monthly rental and other charges payable by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included within Taxes) whether or not now customary or within the contemplation of the parties hereto: (i) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the demised premises; (ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the demised premises or any portion thereof; and (iii) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the demised premises.  In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly rental payable to Landlord under this Lease shall be revised to net to Landlord the same rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

QUIET ENJOYMENT

15.       Landlord warrants that Tenant, upon paying the rents hereinbefore provided and in performing each and every covenant hereof, shall peacefully and quietly hold, occupy and enjoy the demised premises throughout the term hereof, without molestation or hindrance by any person holding under or through Landlord.

SUBORDINATION

16.                               Landlord (and its mortgagee(s)) reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage(s) or ground or underlying lease(s) now or hereafter placed upon Landlord’s interest in the demised premises or on the land and Building, and Tenant agrees upon request to execute an agreement subordinating its interest and/or attornment agreement to such mortgagees and lessors and appoints Landlord its attorney-in-fact to execute and deliver any such instruments; provided, however, that no default by Landlord under any such mortgage or ground lease shall affect Tenant’s rights hereunder so long as Tenant shall not be in default.  Notwithstanding the foregoing, at the request of Landlord’s mortgagee(s) or such ground lessor, this Lease may be made prior and superior mortgage or mortgages and/or such ground lease.

NON-LIABILITY

17.                               (a)  Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the demised premises or any part of the Building or for any loss or damage resulting to Tenant or his property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the demised premises from any cause whatsoever excepting that caused by the negligence of Landlord, his agents or employees and no such occurrence shall be deemed to be an actual or constructive eviction from the demised premises or result in an abatement of rental.

(b)  In the event of any sale or transfer (including any transfer by operation of law) of the demised premises, Landlord (and any subsequent owner of the demised premises making such a transfer) shall be relieved from any and all obligations and liabilities under this Lease except such obligations and liabilities as shall have arisen during Landlord’s (or such subsequent owner’s) respective period of ownership, provided that the transferee assumes in writing all of the obligations of Landlord under this Lease.

(c)  If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Building, and neither Landlord nor any of the partners comprising the partnership which is the Landlord herein shall be liable for any deficiency.

NON-WAIVER

18.                               One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.

BANKRUPTCY

19.                               (a)  In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed, or if any assignment shall be made of Tenant’s property for the benefit of creditors or if a petition shall be filed by or against Tenant seeking to have Tenant adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law and such petition shall not be withdrawn and the proceedings dismissed within ninety (90) days after the filing of the petition, then and in any of such events, Landlord may terminate this Lease by written notice to Tenant; provided, however, if the order of the court creating any of such disabilities shall not be final by reason of pendency of such proceedings, or appeal from such order, or if the petition shall have been withdrawn or the proceedings dismissed within ninety (90) days after the filing of the petition then Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder.

(b)  If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee, wishes to assume or assign this lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant’s part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee, must also furnish adequate assurances of future performance under this Lease (as defined below).  Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure.  Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months’ rent, including all other charges payable by Tenant hereunder, such as the amounts payable pursuant to Paragraph 14 hereof, and in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the demised premises will not be detrimental to the other tenants in the Building or Landlord.  In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within sixty (60) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

LANDLORD’S REMEDIES

20.                               (a) In the event Tenant shall fail to pay the rent or any other obligations involving the payment of money reserved herein when due, Landlord shall give Tenant written notice of such default and if Tenant shall fail to cure such default within ten (10) days after receipt of such notice, Landlord shall, in addition to its other remedies provided by law, and in this Lease, have the remedies set forth in Paragraph 20(c) hereof.

(b)  If Tenant shall be in default in performing any of the terms of this Lease other than the payment of rent or any other obligation involving the payment of money, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within twenty (20) days after the receipt of such notice, or if the default is of such a character as to require more than twenty (20) days to cure, then if Tenant shall fail within said twenty (20) day period to commence and thereafter proceed diligently to cure such default, then and in either of such events, Landlord may (at its option and in addition to its other legal remedies) cure such default for the account of Tenant and any sum so expended by Landlord shall be additional rent for all purposes hereunder, including Paragraph 20(a) hereof, shall be paid by Tenant with the next monthly installment of rent.

(c)  If any rent or any other obligation involving the payment of money shall be due and unpaid or Tenant shall be in default upon any of the terms of this Lease, and such default has not been cured after notice and within the time period in Paragraphs 20(a) and (b) hereof, or, if the premises are abandoned or vacated, then Landlord, in addition to its other remedies, shall have the immediate right of reentry.  Should Landlord elect to reenter or take possession pursuant to legal proceedings or any notice provided for by the law, Landlord may either terminate this Lease or from time to time, without terminating this Lease, relet the premises or any part thereof on such terms and conditions as Landlord shall in its sole discretion deem advisable.  The avails of such reletting shall be applied first, to the payment of any indebtedness of Tenant to Landlord other than rent due hereunder; second, to the payment of any reasonable alterations and repairs to the demised premises; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.  Should the avails of such reletting during any month be less than the monthly rent reserved hereunder, then Tenant shall during each such month pay such deficiency to Landlord.  Upon any such termination of this Lease, Landlord may recover the worth at such time of the excess, if any, of the amount of rent and charges equivalent to the rent and charges reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the demised premises for the remainder of the stated term, which amount shall be immediately due and payable.

(d)  All rights and remedies of Landlord hereunder shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.

(e)  If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefore, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys’ fees and expenses so incurred by Landlord.

HOLDING OVER

21.                               It is hereby agreed that in the event of Tenant holding over after the terminating of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord a daily occupancy charge equal to seven percent (7%) of the monthly rental under Paragraph 4 hereof for the last lease year (plus all other charges payable by Tenant under this Lease) for each day from the expiration or termination of this Lease until the date the demised premises are delivered in the condition required herein, and Landlord’s right to damages for such illegal occupancy shall survive.

ENTIRE AGREEMENT

22.                               This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect.  This Lease cannot be changed, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.

NOTICES

23.                               Whenever under this Lease a provision is made for notice of any kind it shall be deemed sufficient notice and service thereof if such notice to Tenant is in writing addressed to Tenant at the address set forth in Paragraph 1(j) hereof, or at the demised premises, and deposited in the mail, certified or registered mail, with postage prepaid, and if such notice to Landlord is in writing addressed to Landlord at the address set forth in Paragraph 1(k) hereof and deposited in the mail, certified or registered mail with postage prepaid.  Each of Tenant and Landlord may change the address to which notices are sent hereunder by notice to the other.  Notice need be sent to only one Tenant or Landlord where Tenant or Landlord is more than one person.

SUCCESSORS

24.                               This agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors and assigns.

INABILITY TO PERFORM

25.                               If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord’s reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements required to be performed or made under this lease, or is unable to fulfill or is delayed in fulfilling any of Landlord’s obligations under this lease, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitled Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

SECURITY DEPOSIT

26.                               Upon the execution of this Lease, Tenant has deposited with Landlord the deposit set forth in Paragraph 1(1) hereof.  The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant.  If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may, but shall have no obligation to, use, apply or retain all or any portion of the Deposit for the payment of any rent or other charges in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer thereby.  If Landlord so uses or applies all or any portion of the deposit, Tenant shall within ten (10) days after demand therefore, deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof.   The retention or application of such Security Deposit by the Landlord pursuant to this clause or any other clause does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under law or equity.  Landlord shall not be required to keep the deposit separate from its general account.  If Tenant performs all of Tenant’s obligations hereunder, the deposit or so much thereof as had not theretofore been applied by Landlord shall be returned, without payments of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the term and after Tenant has vacated the demised premises.  No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.

CONFIDENTIALITY

27.                               Tenant agrees that the terms and conditions surrounding any Lease Agreement either proposed or accepted by the parties is confidential, and that the Landlord could suffer damages if the same were disclosed to third-parties.  Accordingly, Tenant shall hold and treat all such information in the strictest of confidence and will not, directly or indirectly, disclose or permit anyone else to disclose any such information to any other entity, or person and that Tenant shall not use or permit to be used this information in any manner detrimental to Landlord.

Tenant shall be liable for all costs and damages incurred by Landlord (including reasonable attorney fees) as a result of Tenant’s breach of this Confidentiality Agreement.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

Gemphire Therapeutics, Inc.:	North Laurel Project, LLC

/S/ MINA SOOCH	/S/ THOMAS A. DUKE
Name: Mina Sooch	Name: Thomas A. Duke
Its: CEO & President	Its: President, Thomas A. Duke Company
Date: 5/18/2016	Date: 5/18/2016

/S/ AMY RABOURN	/S/ AMY RABOURN
Witness	Witness

EXHIBIT A

Construction Plans within Landlords files are hereby a part of this Lease.

EXHIBIT B

North Laurel Project, LLC

Tenant Build-out Standards

At Landlord’s Expense

Demising Walls:

1.              Metal studs with ½” drywall each side extending to the deck above.

Interior Walls:

1.              Metal studs with ½” drywall each side. Walls extend to ceiling grid.

Finishes:

1.              Carpet throughout, direct glue application, select from building standard carpet books provided by Landlord

2.              VCT in break room or similar support spaces, select from Armstrong Standard Excelon

3.              Base:

a.              4” bound carpet base to match or coordinate with carpet

b.              4” vinyl cove base with VCT flooring

4.              Painted walls, select from building standard samples/manufacturers

5.              1/2” horizontal blinds to match building standard exterior windows

Ceilings:

1.              2’x2’ aluminum grid system (15/16” flush white), installed prior to construction of all interior partitions

2.              Acoustical ceiling tile: Armstrong Dune, 2’ x 2’ (if new tile is needed)

Electrical:

1.              Two (2) duplex electrical outlets per office

2.              One (1) duplex phone/data opening per office

3.              Junction boxes as needed for hardwiring furniture (powered panels)

4.              2’x4’ LED light fixtures, with Direct/Indirect lens

5.              Separate electrical meter for each suite, if not currently installed.

6.              Six (6) dedicated power outlets (1-copier, 1-phone system, 1-server room,  2-kitchen, 1-receptionist) (quantities may increase with increased suite size)

Suite entry:

1.              3’ x 8’ frameless glass door with 18” or 24” glass sidelight, recessed off corridor, with Brushed Chrome Handle and Lockset

2.              One (1) key per employee

Interior Doors:

1.              Solid Core Plastic 3’ x 8’ door

a.              Laminate:  Wilsonart Windsor Mahogany 7039-60

b.              Frame:  Prefinished Steel

c.               Hardware: Brushed Chrome Lever Passage (#626 finish)

General:

1.              Landlord warrants that floors have been designed for live floor load of up to 100 pounds per square foot.

2.              Sprinkler heads to accommodate partition layout per State Code.

Typical Tenant Upgrades

At Tenant’s Expense

1.              All cabling for IT for phones, computers, TV’s, security and the like

2.              Full or partial height glass walls of any configuration, including door framed side lights

3.              Locksets for interior doors

4.              Cabinetry, counters, sinks and disposal in break room

5.              Landlord does not supply or maintain appliances.  Landlord will install them at tenant’s expense.

6.              Sound insulation in interior walls and over ceilings

7.              Ceiling grid replacement when grid has been removed for Tenant to create an ‘exposed’ ceiling

8.              Wallcovering

9.              Upgraded carpet

10.       Carpet pad

11.       Separate thermostat/HVAC for server room…any supplemental HVAC unit

12.       Special ventilation and/or cooling for server room, conference, or break rooms

13.       Extra light switches

14.       Any non-building standard light fixtures and their replacement bulbs

15.       Separate circuits and voltage requirements other than 120 volts

16.       Floor coring for electrical and data

17.       All non-standard electrical materials and labor to be installed by Landlord’s electrician at additional cost to tenant

18.       Extraneous services — excessive revisions or changes, furniture design & field measuring, abnormally high level of detail

19.       All furniture for suite

***Landlord will make every effort to accommodate any and all changes by Tenant.  However, changes to the plans after the lease is signed or to the finishes after selected, will impact tenant costs or rent scheduled in the Lease Agreement.***

The decision of the Landlord’s architect or receipt of a certificate of occupancy shall be final and conclusive as to whether and when the demised premises are substantially completed and ready for occupancy.

EXHIBIT C

REGULATIONS

Tenant shall comply with, and shall not permit any violation of the following regulations which may be reasonably amended by Landlord from time to time.

A.            Wherever the word “Tenant” or “Landlord” occurs, it is understood and agreed that it shall mean their associates, agents, clerks, servants and visitors.

B.            The common or public areas of the building and grounds shall not be obstructed or used for any purpose other than coming to and from the premises.  Parking areas shall be used only for transient parking by tenants, their employees and visitors and shall not be used to store vehicles or for parking large commercial or recreational vehicles.

C.            Landlord has the right to control access to the building and refuse admittance to any person or persons without satisfactory identification on a pass issued by Tenant during hours determined by Landlord.

D.            Landlord shall have the right to enter upon the leased premises at reasonable hours, upon reasonable prior notice to the Tenant, for the purposes of inspecting the same. Landlord’s employees will not perform any work outside their regular duties unless under special instruction of Landlord.

E.             Landlord shall have the right to enter leased premises at reasonable hours, upon reasonable prior notice to the Tenant, for the purposes of exhibiting the same to prospective tenants within a one hundred twenty (120) day period prior to the expiration of the Lease.

F.              No person shall disturb other occupants of this or other adjoining buildings or premises by making loud or disturbing noises.

G.            Soliciting, peddling and canvassing is prohibited in the building and Tenant shall cooperate to prevent the same.  No vending machine shall be operated in the building by any tenant without prior written consent of Landlord.

H.           All deliveries and removals of furniture, equipment, or other bulky items must take place after notification to Landlord, during such hours and in such manner determined by Landlord.  Tenant shall be responsible for all damage or injury resulting from the delivery or removal of all articles into or out of the building or premises.  No load shall be placed on the floor of the premises or in elevators in excess of the limits which shall be established by Landlord.  Tenant’s equipment shall be placed and operated only in such locations approved by Landlord.

I.                Tenant shall not use any equipment emitting noxious fumes unless they are properly vented at Tenant’s expense.  Smoking is not permitted anywhere or anytime within the building.

J.                Nothing shall be attached to the exterior of the building premises without the prior written consent of Landlord.  Building standard blinds shall be used in windows designated by Landlord.  No other window treatments or objects shall be attached to, hung in or used connection with any window or door of the premises without written consent of Landlord.

K.            No sign or other representation shall be placed to the interior or exterior of the building without prior written consent of Landlord.  Landlord will provide building standard tenant identification in the building directories and at the suite entrance.

L.             No additional locks shall be placed on any door in the building without Landlord’s prior written consent.  A reasonable number of keys will be furnished by Landlord and Tenant shall not make or permit any duplicate keys to be made.  Additional keys can be provided by Landlord at Tenants cost.

M.         In the event the Landlord approves the use of computer equipment or kitchen appliances, Tenant shall pay or reimburse Landlord for its allocable share of the increased electricity cost resulting from such operation.  Tenant shall also pay for any private metering of said computer equipment, if required.

N.            No articles deemed hazardous shall be brought into the building or premises.  No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the building or premises.

O.            No markings, painting, drilling, boring, cutting, or defacing of the building or premises shall be permitted without prior written consent of Landlord.  Plastic protective floor mats shall be maintained over all carpeted areas under desk chairs with casters.

P.              The electrical system and lighting fixtures in the building and premises shall not be altered or disturbed without prior written consent specifying the manner in which it may be done and by persons authorized by Landlord.  All table or floor lamps will have timers to ensure that they are turned off after business hours.  All bulbs in fixtures (other than 2 x 4 fluorescent) will be provided by Landlord at Tenant cost.

Q.            Landlord reserves the right from time to time to select the name of the building and project of which the leased premises are a part.  Tenant may only utilize the name of the building or project as part of its business name with prior written consent of Landlord.

R.            Any air condensing system servicing the server/computer room of the Demised Premises shall be an air-cooled system only.  Tenant shall obtain Landlord’s prior written consent before installing any new air-cooled system.

S.              Landlord shall have the right to regulate the dates and times for tenants to move into and out of the Building.  Tenant shall obtain Landlord’s prior approval of a date and time for its move into or out of the Demised Premises.  Any move-in or move-out shall occur after 5:00 P.M. if on a weekday, or on weekend, at a date and time that must be approved by Landlord at least two (2) business days in advance of the desired date.  Tenant shall pay, upon receipt of invoice(s), amounts invoiced by Landlord for the cost of repairs and/or replacements for damage to the Demised Premises, Building or common areas that upon inspection Landlord in its sole discretion determines was caused by Tenant or its agents.  Tenant agrees to indemnify, defend and hold Landlord harmless against any liability for injuries (or death) to persons or damage to property arising out of said moving activities.

EXHIBIT “D”

CLEANING SCHEDULE

The Building is to be cleaned in accordance with the below stated specifications.  These specifications represent the minimum acceptable standard to the Landlord and are subject to change as conditions require:

COMMON AREAS

(Building Entries, Lobbies, Stairwells, Elevators, & Corridors)

Daily

1.              Empty all waste containers and reline as needed and dispose of in designated area.

2.              Clean and disinfect all drinking fountains.

3.              Thoroughly dust all furniture and horizontal surfaces.

4.              Spot clean fingerprints, smudges, etc. from door glass and door push plates.

5.              Sweep and wet mop all resilient floors (tile, marble, wood, etc.) with a neutral cleaning solution.

6.              Vacuum any carpeted areas or runners thoroughly.

OFFICE AND CONFERENCE ROOM AREAS

Daily

1.              Empty all waste containers and reline as needed and dispose of in designated area.

2.              Take all cardboard boxes marked “Trash” to dumpster.

3.              Dust all open horizontal surfaces completely

(Surfaces that are covered with paper, charts, personal items, etc. will not be dusted unless removed by owner).

4.              Spot clean spills, smudges, coffee rings, etc., from furniture.

5.              Spot clean entrance and partition glass as necessary.

6.              Wipe all door kick plates.

7.              Sweep and wet mop all resilient floors (tile, marble, wood, etc.) with a neutral cleaning solution.

8.              Vacuum all carpeted areas or runners thoroughly and reposition furniture.

9.              Turn off all lights and secure door.

RESTROOMS

Daily

1.              Empty all waste containers and dispose of in designated area.

2.              Clean and polish all wall and cabinet mirrors.

3.              Clean and sanitize toilet bowl, urinals, and sinks.

4.              Clean and polish all chrome and stainless steel.

5.              Spot clean all partitions.

6.              Replenish towels, toilet tissue, hand soap, and sanitary napkin dispensers.

7.              Pour disinfect water solution into restroom floor drains.

8.              Sweep and mop with disinfectant all resilient floors (tile, marble, wood, etc.) with a germicidal solution.

9.              Vacuum any carpeted areas or runners thoroughly.

CAFETERIA AND/OR COFFEE STATIONS

Daily

1.              Empty all waste containers and dispose of in designated area.

2.              Wipe down all tabletops, counter tops and surrounding horizontal surfaces.

3.              Clean inside and outside of microwave(s) of reasonable spillage and debris.

4.              Wash and disinfect sinks.

5.              Replenish all paper dispensers.

6.              Sweep and wet mop resilient floors (tile, marble, wood, etc.) with a germicidal solution.

7.              Vacuum all carpeted areas or runners thoroughly.

Monthly (All Areas)

1.              Clean and sterilize telephones.

2.              Wash and remove all fingerprints, smudges, etc., around light switches, doorjambs, door push plates, etc.

3.              Brush clean all lavatory partitions.

4.              Wipe vertical surfaces completely.

5.              High dust cobwebs from ceiling areas, window areas, corner areas, high & low shelves, etc., up to 84 inches

Quarterly (All Areas)

1.              Dust heat ducts and ceiling vents as needed.

2.              Vacuum all carpeted edges.

3.              Vacuum fabric-type furniture.